EXHIBIT 99.1

                                   NEWS

CONTACTS:
Investors:     William Kuser       (203) 573-2213
Media:         Mary Ann Dunnell    (203) 573-3034

CROMPTON EXPECTS SECOND QUARTER LOSS; PROVIDES UPDATE ON
GE TRANSACTION AND ANNOUNCES TELECONFERECE DATE

MIDDLEBURY, CT - July 11, 2003 - Crompton Corporation (NYSE:
CK) announced today that it expects a loss for the second quarter of 2003 of approximately eight cents per share including pre-tax charges of $12.4 million for antitrust related costs and $2.7 million for facility closures, severance and related costs. For the second quarter of 2002, the Company reported a loss of six cents per share including pre-tax charges of $34.7 million relating to the loss on the sale of its industrial specialties business and $9.3 million for facility closures, severance and related costs.

Crompton cited higher raw material and energy costs, reduced unit volume from a generally weaker global economic environment and lower selling prices. Foreign currency translation had a 5% favorable impact on sales, but provided minimal improvement in earnings.

Given the lack of clear visibility in the second half of the year and recently enacted rules restricting the use of non-GAAP financial measures, the Company has withdrawn all previous earnings estimates and is no longer providing earnings guidance.

On June 18, 2003, the Company announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act with respect to both its sale of its Organosilicones business to the GE Specialty Materials division of General Electric Company (NYSE: GE) and its acquisition of GE's Specialty Chemicals business. As of today's date, all competition authority clearances necessary for the closing have been obtained.

The Company will host a teleconference on July 31, 2003 at 4:30 p.m. Eastern time to review second quarter results. A question-and-answer session will be held following management's remarks. Interested parties are asked to dial in approximately 10 minutes prior to the start time at (913) 981-5522 and enter access code 360840. Replay of the call will be available for two weeks starting at 9 p.m. on July
31. To access the replay, call (719) 457-0820 and enter access code 360840. Live internet access to the conference call will be available through the investor relations section of the Company's website, www.cromptoncorp.com.

Crompton will release second quarter 2003 results on July
31, 2003 prior to the 4:30 p.m. teleconference. Copies of the release will be available on the investor relations section of the Company's website.

Crompton Corporation is a $2.5 billion global producer and marketer of specialty chemicals and polymer products and equipment. Additional information concerning Crompton
Corporation is available at www.cromptoncorp.com.
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Forward Looking Statements
Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions, the completion of the GE transaction, the outcome and timing of antitrust investigations to which the Company is subject, pension and other post-retirement benefit plan assumptions, energy and raw material prices and availability, production capacity, changes in interest rates and foreign currency exchange rates, changes in technology, market demand and customer requirements, the enactment of more stringent environmental laws and regulations, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed results of operations, and the Company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by the Company.